Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned directors and/or officers of PVH Corp., a Delaware corporation (the “Corporation”), hereby constitutes and appoints Dana Perlman and Mark D. Fischer, and each of them (with full power to each of them to act alone), his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and on his or her behalf and in his or her name, place and stead, in any and all capacities, to sign, execute and to affix his or her seal to and file with the Securities and Exchange Commission (or any other governmental or regulatory authority) a Registration Statement on Form S-4 (or any other appropriate form), and any and all amendments (including post-effective amendments) thereto, with all exhibits and any and all documents required to be filed with respect thereto, relating to the registration under the Securities Act of 1933, as amended, of shares of the Corporation’s common stock, par value $1.00 per share, to be issued in connection with the acquisition of The Warnaco Group, Inc., a Delaware corporation (“Warnaco”), in accordance with the terms of an Agreement and Plan of Merger, dated as of October 29, 2012, among the Corporation, Warnaco and Wand Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Corporation, granting unto said attorneys, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully to all intents and purposes as he himself or she herself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned directors and/or officers has hereunto set his or her hand as of the date specified.

Dated: December 4, 2012

Signature	Title

/s/ Emanuel Chirico Emanuel Chirico	Chairman and Chief Executive Officer (Principal Executive Officer and Director)

/s/ Michael Shaffer Michael Shaffer	Executive Vice President and Chief Operating & Financial Officer (Principal Financial Officer)

/s/ Bruce Goldstein Bruce Goldstein	Senior Vice President and Controller (Principal Accounting Officer)

/s/ Mary Baglivo Mary Baglivo	Director

/s/ Juan R. Figuereo Juan R. Figuereo	Director

/s/ Joseph B. Fuller Joseph B. Fuller	Director

/s/ Fred Gehring Fred Gehring	Director

/s/ Margaret L. Jenkins Margaret L. Jenkins	Director

Signature	Title

/s/ David A. Landau David A. Landau	Director

/s/ Bruce Maggin Bruce Maggin	Director

/s/ V. James Marino V. James Marino	Director

/s/ Henry Nasella Henry Nasella	Director

/s/ Rita M. Rodriguez Rita M. Rodriguez	Director

/s/ Craig Rydin Craig Rydin	Director